This Letter of Transmittal is for use only by registered holders of Eligible Warrants (as defined below). Beneficial holders whose Eligible Warrants are registered in the name of a broker, trustee, financial institution, investment dealer, bank, trust company, custodian, nominee or other intermediary should contact that intermediary for instructions and assistance in connection with the Warrant Exchange (as defined below).

Holders of Eligible Warrants that are U.S. Persons (as defined under U.S. securities laws) should refer to the Schedule TO filed by the Company with the U.S. Securities and Exchange Commission on June 30, 2014 (as may be amended, the “Schedule TO”), the Offer Letter that accompanies this Letter of Transmittal, and the other documents referred to or attached as exhibit to the Schedule TO prior to making a determination to participate in the exchange contemplated by this Letter of Transmittal.

ADHEREX TECHNOLOGIES INC.
(the “Company”)

LETTER OF TRANSMITTAL FOR REGISTERED HOLDERS OF WARRANTS

RELATING TO THE WARRANT EXCHANGE OFFER

June 30, 2014

On May 28, 2014, at the annual and special meeting of the shareholders of the Company, the shareholders authorized the Company to offer to holders of those outstanding common share purchase warrants of the Company originally issued on or about April 30, 2010 with a current exercise price of CAD$1.44 per common share (the “2010 Warrants”) and on or about March 29, 2011 with a current exercise price of CAD$1.44 per common share (the “2011 Warrants” and, together with the 2010 Warrants, the “Eligible Warrants”) to exchange 180 Eligible Warrants (which, if exercised under their current terms, would be exercisable for 10 Common Shares of the Company (the “Common Shares”) at an exercise price of CAD$1.44 per share) for one new unlisted warrant to purchase one Common Share at an exercise price of US$0.50 per share (the “New Warrants”), which is a discount to the current market price of the Common Shares, and otherwise having the same terms as the applicable series of Eligible Warrants (the “Warrant Exchange”). The number of Common Shares that a participating holder will be entitled to purchase will be reduced on a 10-to-one basis (the “Exchange Ratio”), with the New Warrants having an exercise price of US$0.50 per Common Share.

As of June 30, 2014, there were 240,066,666 2010 Warrants and approximately 84,558,176 2011 Warrants outstanding. Following the 18-to-one share consolidation that occurred in 2011 (the “2011 Share Consolidation”), each 18 Eligible Warrants entitled the holder to purchase one Common Share at an exercise price of CAD $1.44. The Warrant Exchange described in this letter of transmittal is to exchange 180 Eligible Warrants (representing 18 Eligible Warrants multiplied by the Exchange Ratio) for one New Warrant that would entitle the holder to purchase one Common Share at an exercise price of US$0.50. Accordingly, for holders that participate in the Warrant Exchange, instead of taking 18 warrants to purchase one Common Share at an exercise price of CAD$1.44, it will take 180 exchanged Eligible Warrants to purchase one Common Share at an exercise price of US$0.50.

The 2011 Warrants are listed on the Toronto Stock Exchange (the “TSX”). Holders who elect to exchange their 2011 Warrants will receive unlisted New Warrants. The 2011 Warrants of holders who elect not to exchange their 2011 Warrants will continue to hold such listed 2011 Warrants. Other than as described above, the New Warrants will have the same terms as the applicable series of Eligible Warrants. Accordingly, any exchanged 2010 Warrants will continue to have an expiry date of April 30, 2015, and any exchanged 2011 Warrants will continue to have an expiry date of March 30, 2016.

The Board of Directors of the Company has set July 29, 2014 as the effective date for the Warrant Exchange (the “Effective Date”). The deadline to elect to participate in the Warrant Exchange is 5pm EST on July 29, 2014. Registered holders of 2010 Warrants and 2011 Warrants who wish to participate in the Warrant Exchange must use this Letter of Transmittal to exchange their Eligible Warrants for New Warrants. Such exchanging holders must also make the representations and warranties set forth below. Holders of Eligible Warrants who do not wish to participate in the Warrant Exchange do not need to take any additional action.

Registered holders of Eligible Warrants who wish to participate in the Warrant Exchange must send this completed Letter of Transmittal, accompanied by the Eligible Warrant(s) that such holder wishes to exchange, by courier or registered mail to the Company’s transfer agent at the following address so that they are received prior to 5pm EST on July 29, 2014:

Olympia Transfer Services Inc.

8 FL., 100 University Avenue
Toronto, Ontario M5J 2Y1

DO NOT FORWARD OUTSTANDING WARRANTS TO THE HEAD OFFICE OF THE COMPANY.

PLEASE TYPE OR WRITE LEGIBLY IN BLOCK LETTERS.

The undersigned hereby delivers to the Company the following Eligible Warrants(s) representing common share purchase warrants of the Company of which the undersigned agrees to exchange in accordance with the Warrant Exchange.

Number on Warrant Certificate	Name of Registered Holder	Number of Warrants Shown on Face of Warrant Certificate	Number of Warrants Being Exchanged*	Address to Which the New Warrants Should be Delivered

(Attach additional list if the space above is insufficient)

* Cannot exceed amount shown on face of Warrant Certificate.

The Eligible Warrants represented by the enclosed warrant certificate(s) are hereby tendered for exchange for New Warrants in accordance with the terms described above. New Warrants will only be issued to the same holder to whom the Eligible Warrants were registered.

All persons wishing to effect a Warrant Exchange must complete and sign Exhibit A “General Investor Questionnaire” attached hereto.

The undersigned, as or on behalf of the registered holder(s) of Eligible Warrants listed above (each a “Registered Holder” and collectively, the “Registered Holders”), represents and warrants that: (a) each Registered Holder is, and will immediately prior to the Effective Time be, the registered holder of Eligible Warrants represented by the certificate(s) listed above next to such Registered Holder’s name; (b) each Registered Holder is, and will immediately prior to the Effective Time be, the legal owner of the Eligible Warrants listed next to such Registered Holder’s name and has good title to such Eligible Warrants, and such Eligible Warrants are delivered free and clear of any mortgages, liens, charges, security interests, encumbrances and adverse rights or claims; (c) the undersigned has full power and authority to execute and deliver this Letter of Transmittal for and on behalf of each Registered Holder, and to deposit, sell, assign, transfer and deliver the Eligible Warrant certificate(s) listed above; (d) unless the undersigned has revoked this Letter of Transmittal by notice in writing given to Olympia Transfer Services Inc. prior to the Effective Date, the signatory will not transfer or permit to be transferred any Eligible Warrants represented by the certificate(s) listed above except pursuant to the Warrant Exchange; and (e) if the Registered Holder is resident outside of Canada and is not a U.S. Person (as defined under United States securities laws): (i) the undersigned is knowledgeable of, or has been independently advised as to, the applicable laws of the securities regulators having application in the jurisdiction in which the Registered Holder is resident (the “International Jurisdiction”) which would apply to the Warrant Exchange; (ii) the Registered Holder is acquiring the New Warrants pursuant to the Warrant Exchange pursuant to exemptions from prospectus or equivalent requirements under applicable laws or, if such is not applicable, the Registered Holder is permitted to acquire the New Warrants pursuant to the Warrant Exchange under the applicable laws of the securities regulators in the International Jurisdiction without the need to rely on any exemptions; (iii) the applicable laws of the authorities in the International Jurisdiction do not require the Company to make any filings or seek any approvals of any kind whatsoever from any securities regulator of any kind whatsoever in the International Jurisdiction in connection with the offer, issue or sale of the New Warrants pursuant to the Warrant Exchange; and (iv) neither the disposition of the Eligible Warrants nor the acquisition of the New Warrants by the Registered Holder in connection with the Warrant Exchange trigger any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction or any continuous disclosure reporting obligation of the Company in the International Jurisdiction.

The Registered Holder acknowledges and consents to the fact that the Company is collecting the Registered Holder’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Registered Holder's personal information (and, if applicable, the personal information of those on whose behalf the Registered Holder is contracting hereunder) may be disclosed by the Company to (a) stock exchanges or securities regulatory authorities, (b) the Company's registrar and transfer agent, (c) Canadian tax authorities (and, if the Registered Holder is a U.S. Person, U.S. tax authorities), (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Warrant Exchange, including legal counsel, and may be included in record books in connection with the Warrant Exchange. By executing this Letter of Transmittal, the Registered Holder is deemed to be consenting to the foregoing collection, use and disclosure of the Registered Holder's personal information (and, if applicable, the personal information of those on whose behalf the Registered Holder is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Registered Holder may be acquiring the New Warrant as agent on behalf of an undisclosed principal, the Registered Holder agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Company, all as may be required by the Company in order to comply with the foregoing. Furthermore, the Registered Holder understands that the Company may be required to provide any one or more of the Canadian securities regulators (and, if the Registered Holder is a U.S. Person, U.S. securities regulators) or other regulatory agencies with the name, residential address, telephone number and e-mail address of the Registered Holder as well as information regarding the number, aggregate purchase price and type of securities acquired pursuant to the Warrant Exchange (collectively, the “Information”). The Registered Holder hereby consents to and authorizes the foregoing use and disclosure of the Information. The Registered Holder authorizes the indirect collection of the Information by the Ontario Securities Commission (the “OSC”) and confirms that it has been notified by the Company: (i) that the Company will be delivering the Information to the OSC; (ii) that the Information is being collected indirectly by the OSC under the authority granted to it under applicable securities laws; (iii) that the Information is being collected for the purpose of the administration and enforcement of Ontario’s securities legislation; and (iv) that the title, business address and business telephone number of the public official in the Province of Ontario who can answer questions about the OSC’s indirect collection of the Information is as follows:

Administrative Assistant to the Director of Corporate Finance

Ontario Securities Commission

18th Floor, 20 Queen Street West

Toronto, Ontario M5H 2S8

Telephone: (416) 597-0681

The undersigned will, upon request, execute any signature guarantees or additional documents deemed by the Company to be reasonably necessary or desirable to complete the exchange of the Eligible Warrants represented by the certificate(s) listed on the second page of this Letter of Transmittal. Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of the signatory and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of each Registered Holder.

IMPORTANT: THIS LETTER OF TRANSMITTAL MUST BE DATED AND SIGNED

Dated:______________________________
X
Signature of individual (if Registered Holder is an individual)

Authorized signatory (if Registered Holder Registered Holder is not an individual)

Name of Registered Holder (please print)

Name of authorized signatory (please print)

SEE REVERSE FOR INSTRUCTIONS

INSTRUCTIONS

1.	Holders of Eligible Warrants should refer to the Management Proxy Circular of the Company dated April 28, 2014, available on www.sedar.com or www.adherex.com for additional details on the Warrant Exchange. In addition, holders of Eligible Warrants that are U.S. Persons should refer to the Schedule TO filed by the Company with the U.S. Securities and Exchange Commission on June 30, 2014 (as may be amended, the “Schedule TO”), the Offer Letter that accompanies this Letter of Transmittal, and the other documents referred to or attached as exhibit to the Schedule TO prior to making a determination to participate in the exchange contemplated by this Letter of Transmittal, all of which are available at www.sec.gov.

2.	In order to participate in the Warrant Exchange and receive a warrant certificate reflecting the Warrant Exchange, each registered holder of 2010 Warrants and/or 2011 Warrants must deliver the Letter of Transmittal and accompanying Exhibits completed and signed, together with their warrant certificate(s) to the Company’s transfer agent, Olympia Transfer Services Inc., 8 FL., 100 University Avenue, Toronto, Ontario M5J 2Y1 prior to 5pm EST on July 29, 2014. The method of delivery of the warrant certificate(s) is at the option and risk of the holder of Eligible Warrants. It is recommended such documents be delivered by hand or by courier and a receipt obtained. If mail is used, registered mail, properly insured with acknowledgement of receipt requested, is suggested. Delivery will be effected only when documents are actually received by the transfer agent.

3.	The Company reserves the right, if it so elects, in its absolute discretion to instruct Olympia Transfer Services Inc. to waive any defect or irregularity contained in any Letter of Transmittal.

4.	Where the Letter of Transmittal is executed on behalf of a corporation, partnership or association or by an agent, executor, administrator, trustee, tutor, curator, guardian or any person acting in a representative capacity, the Letter of Transmittal must be accompanied by satisfactory evidence of authority to act.

5.	Additional copies of the Letter of Transmittal may be obtained from Olympia Transfer Services Inc. at its address listed above.

6.	If a warrant certificate relating to an Eligible Warrant has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded to Olympia Transfer Services Inc. together with a letter stating the loss. Olympia Transfer Services Inc. will respond with the replacement requirements, which must be properly completed and returned prior to the deadline of July 29, 2014.

7.	The warrant certificate(s) representing New Warrants will be delivered to the address specified in the duly completed Letter of Transmittal.

8.	The warrant certificate(s) representing the New Warrants will not be sent out to warrant holders until after the effective date of the Warrant Exchange, which is set for July 29, 2014.

9.	Any questions concerning the Warrant Exchange should be directed to the Company at 919-903-6972 or by email to mgowland@adherex.com.

EXHIBIT A

GENERAL INVESTOR QUESTIONNAIRE

TO:       Adherex Technologies Inc. (the “Company”)

RE:       Exchange of Common Share Purchase Warrants of the Company

Capitalized terms used in this Questionnaire and not specifically defined have the meaning ascribed to them in the Letter of Transmittal of the Registered Holder to which this Exhibit A is attached.

In connection with the Warrant Exchange by the Registered Holder, the undersigned hereby represents and warrants for and on behalf of the Registered Holder, that the Registered Holder:

(i)       is purchasing the New Warrants as principal (or deemed principal under the terms of National Instrument 45-106 - Prospectus and Registration Exemptions adopted by the Canadian Securities Administrators (“NI 45-106”));

(ii)      (A) is resident in or is subject to the laws of one of the following (check one):

☐ Alberta	☐ New Brunswick	☐ Prince Edward Island
☐ British Columbia	☐ Nova Scotia	☐ Quebec
☐ Manitoba	☐ Ontario	☐ Saskatchewan
☐ Newfoundland and Labrador
☐ United States: _________________________ (List State of Residence) (Please complete and sign Exhibit B)

or

(B)	☐	is resident in a country other than Canada or the United States; and

DATED as of ___ day of _________________, 201___.

X
Signature of individual (if Registered Holder is an individual)

Authorized signatory (if Registered Holder Registered Holder is not an individual)

Name of Registered Holder (please print)

Name of authorized signatory (please print)

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